Exhibit 32.1

SECTION 906 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

AMERICAN NATIONAL INSURANCE COMPANY

In connection with the Annual Report of American National Insurance Company (the “Company”) on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Robert L. Moody, Chief Executive Officer of the Company and John J. Dunn, Jr., Corporate Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Moody
Robert L. Moody
Chairman of the Board,
Chief Executive Officer
(Principal Executive Officer)

/s/ John J. Dunn, Jr.
John J. Dunn, Jr.
Executive Vice President,
Corporate Chief Financial Officer
(Principal Financial Officer)

Dated: February 26, 2015

This certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.